UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 04, 2026

Nuburu, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39489	85-1288435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Cook Street Suite 100
Denver, Colorado		80206
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (303) 780-7389

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BURU	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Head of Terms with SunCubes S.r.l.

On June 4, 2026, Nuburu, Inc. (the “Company”) entered into a binding Head of Terms (the “HoT”) with SunCubes S.r.l. (“SunCubes”), the individual founders of SunCubes (the “Founders”), Infratech Accelerator S.r.l. (“CrossConnect”), RoboIT S.r.l. (“RoboIT”) and Pariter Partners S.r.l. (“Pariter, and, with CrossConnect and RoboIT, the “Current Investors”) (collectively, the “Parties”).

SunCubes is an Italian developer of laser-based wireless power transmission, beam-control, pointing, tracking and safety technologies.

The Current Investors are venture capital special purpose vehicles affiliated with CDP Venture Capital SGR S.p.A. (“CDP Venture Capital”). CDP Venture Capital is an Italian venture capital asset manager owned 70% by CDP Equity S.p.A. (“CDP Equity”) and 30% by Invitalia S.p.A. CDP Equity, which is a holding company of the Cassa Depositi e Prestiti S.p.A. (“CDP”) group. CDP is Italy’s National Promotional Institution and a joint-stock company under public control. CDP’s majority shareholder is the Italian Ministry of Economy and Finance, which holds 82.77% of CDP, while foundations of banking origin hold the remaining 17.23%. CDP, CDP Equity, CDP Venture Capital and the Italian Ministry of Economy and Finance are not direct parties to the HoT.

Under the HoT, the Parties desire to have (i) the Company and SunCubes enter into an industrial, commercial and technological cooperation framework for the development and industrialization of a vehicle-integrated directed-energy “Laser Arm” system (the “Industrial Cooperation Framework”) and (ii) the Company contribute up to €1,000,000 to, and acquire a minority stake in, SunCubes (the “Investment” and, together with the Industrial Cooperation Framework, the “Transaction”).

Required Clearances

Within 60 days of the execution of the HoT, the Parties must enter into long-form agreements (the “Definitive Agreements”) governing the terms and conditions of the Transaction. The Industrial Cooperation Framework and the Investment are each subject to (i) receipt of clearance, approval or consent, whether explicit or obtained after the expiration of the applicable waiting period, from the Italian government under the Golden Power Regulations or a declaration of lack of jurisdiction by such authority (the “GP Clearance”); and (ii) the receipt by SunCubes of an export-control or dual-use license or approval required in connection with the Transaction (the “Export-Control License Clearance” and, with the GP Clearance, the “Clearances”), provided that such clearance will be deemed to be obtained if granted by the United States, Italy or Ukraine (excluding Russian-occupied territories). If either of the GP Clearance or the Export-Control License Clearance is not obtained by December 30, 2026, the Definitive Agreements will automatically terminate; provided, however, that if the GP Clearance is granted solely in relation to the Industrial Cooperation Framework, the Parties will negotiate to implement the Industrial Cooperation Framework through a joint venture (or other structure) and any amounts paid by the Company to SunCubes would be allocated to such joint venture. If the Clearances are obtained but the Investment is not completed for any reason, the Industrial Cooperation Framework will remain in full force and effect between the Parties.

Investment in SunCubes

The Company, or its designated subsidiary, will make an advance payment as a capital contribution of (i) €250,000 upon the execution of the Definitive Agreements and (ii) €750,000 upon receipt of the Clearances (the “Advance Payments”). The conversion of the Advance Payments into an ownership stake in SunCubes (the “Capital Increase”) requires approval of SunCubes’ equity holders and such ownership stake will include certain anti-dilution protections. Other investors may also make an investment in SunCubes at the same time and on similar terms as the Company’s Capital Increase.

The Current Investors have entered into an agreement for subscription for future equity (“SAFE”) with SunCubes. The Capital Increase by the Company is subject to the occurrence by December 31, 2026 of the earliest of (i) the full conversion into SunCubes corporate capital of the SAFE investment by the Current Investors upon the occurrence of an undertaking by third-party investors to make a capital increase of at least €1,230,000, or (ii) the discretionary conversion into SunCubes corporate capital of the SAFE investment carried out by the Current Investors (the “Capital Increase Condition”). If the Capital Increase Condition is met before either Clearance is obtained, such Capital Increase will occur following the receipt of the Clearances. If the required Clearances or Capital Increase Condition are not met, SunCube will repay the Advance Payments to the Company by March 31, 2027. Upon the attainment of the Clearances, the Company may designate an observer to attend meetings of, and receive materials distributed to, the Board of Directors of SunCubes.

Industrial Cooperation Framework

As part of the Industrial Cooperation Framework, SunCubes will grant to the Company and entities controlled by the Company (the “Permitted Users”) a non-exclusive, fully paid-up license to certain SunCubes background intellectual property (“IP”) rights in a specific field and territories, including the right to use, modify and adapt products supplied by SunCubes embedding such IP rights; integrate them into present and future Company systems; assemble, test and validate products supplied by SunCubes; commercialize, market, distribute and sell products embedding SunCubes technologies; import and export such products; and provide maintenance and support for such products. If new IP rights arise from the Company’s integration of products supplied by SunCubes, the Company will retain the rights thereto and grant a non-exclusive, fully paid-up license to SunCubes in certain fields. For new intellectual property rights commissioned by the Company for the development of a high-power laser arm, such rights will remain the exclusive property of the Company or be jointly owned by the parties, as specified in the Definitive Agreements. SunCubes will not use the Company’s background IP rights for the realization, construction or distribution of laser arm products. The HoT also specifies the ownership and licensing of improvements, enhancements, modifications, future versions, releases or technical evolutions developed by SunCubes, the Company or jointly.

The Parties agreed to cooperate to create a research and development hub in Milan, Italy for optical engineering and beam-control development, laser source integration, thermal management optimization, AI-assisted engagement logic, and system validation and testing. They agreed that directed-energy systems may be industrialized at Italian facilities, including Lyocon S.r.l. (“Lyocon”) in Vigevano or Tekne S.p.A. (“Tekne”) in Ortona, for laser arm assembly, integration with vehicle platforms and EU/NATO compliant export preparation. Lyocon is a wholly owned subsidiary of the Company and the Company, subject to obtaining a pending GP Clearance, will own 70% of Tekne. SunCubes agrees to designate the Company as preferred Industrial Integration Partner for high-power vehicle-mounted laser arm systems, subject to the Company’s fulfillment of SunCubes’ technical, cost and quality requirements. SunCubes agrees not to grant exclusivity in the segment to direct competitors of the Company during the cooperation term. The Company will have the right to designate SunCubes as an Original Equipment Manufacturer for the products developed by SunCubes with the Company’s right to market, distribute or sell said products under the Company’s trademarks or without any trademark.

The Company will have the non-exclusive right to commercialize, sell and distribute the products supplied by SunCubes, pursuant to the terms and conditions of a distribution agreement to be entered into by the Company and SunCubes. SunCubes agrees to offer to the Company any products or by-products requested by the Company at a price not higher than the lowest price at which SunCubes offers comparable products to other clients. If SunCubes’ margin allows for a greater discount in favor of the Company, it will apply a further discount not greater than 5% lower than the lowest price at which SunCubes offers comparable products. Nothing in the HoT grants SunCubes any exclusive right to supply products to the Company or imposes on the Company any obligation to purchase, use, license or otherwise adopt any intellectual property, technology or solutions provided by SunCubes.

Additional Agreements by SunCubes

SunCubes agrees that, while CrossConnect or RoboIT are equity holders of SunCubes, it will not engage in activities related to the production of anti-personnel mines, cluster munitions and submunitions or engage in technological research, manufacture, sale or transfer or possession of cluster munitions and submunitions. If SunCubes engages in any such activities, CrossConnect and RoboIT have the right to withdraw from the HoT and from SunCubes.

The Definitive Agreements may contain terms that differ from those described in the HoT, and there can be no assurance that the parties will enter into Definitive Agreements, obtain the required Clearances or consummate the Transaction within the expected time frame or at all.

Forward-Looking Statements

This Current Report contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this Current Report may be forward-looking statements. Some of these forward-looking statements can be identified by the use of forward-looking words, including “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “plan,” “seek,” “targets,” “projects,” “could,” “would,” “continue,” “forecast,” or the negatives of these terms or variations of them or similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements are based upon estimates, forecasts, and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Many factors may cause the Company's actual results to differ materially from current expectations, including but not limited to: (1) the proposed Investment and Industrial Cooperation Framework with SunCubes, including negotiation of the Definitive Agreements, receipt of the Clearances, achievement of the Capital Increase Condition, the anticipated minority ownership in SunCubes, the license, the ownership of IP rights by the parties, and the expected timing of closing; (2) the success of the Company’s transformation plan; (3) failure to achieve expectations regarding business development and the Company’s acquisition strategy; (4) the inability to access sufficient capital to operate; (5) the inability to recognize the anticipated benefits of acquisitions; (6) the ability to meet NYSE American listing standards; (7) changes in applicable laws or regulations; (8) adverse economic, business, or competitive factors; (9) volatility in the financial system and markets caused by geopolitical and economic factors; and (10) other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s most recent periodic report on Form 10-K or Form 10-Q and other documents filed with the Securities and Exchange Commission from time to time. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Nothing in this Current Report should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company does not give any assurance that it will achieve its expected results. The Company assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUBURU, INC.

Date:	June 9, 2026	By:	/s/ Alessandro Zamboni
Name: Alessandro Zamboni Title: Executive Chairman and Co-Chief Executive Officer